SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Brocade Communications Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2002 Annual Meeting of Stockholders

and Proxy Statement

Meeting Date:

April 18, 2002

Brocade Communications Systems, Inc.

1745 Technology Drive
San Jose, CA 95110

Brocade Communications Systems, Inc.

1745 Technology Drive
San Jose, CA 95110

To our stockholders:

          You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Brocade Communications Systems, Inc. The Annual Meeting will be held on Thursday, April 18, 2002, at 10:30 a.m. local time, at the Silicon Valley Conference Center located at 2161 North First Street, San Jose, California.

          The actions expected to be taken at the Annual Meeting are described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. Included with the Proxy Statement is a copy of our Annual Report on Form 10-K for the fiscal year ended October 27, 2001. We encourage you to read the Form 10-K. It includes information about our operations, markets, and products, as well as our audited financial statements.

          Among the matters to be considered at the Annual Meeting is a proposal requesting stockholder approval of the option grant limitations contained in our 1999 Stock Plan. We are seeking this approval so that we may deduct for federal income tax purposes compensation in excess of $1 million that we may pay to our executive officers in any single year. This proposal in no way changes any of the terms of the existing 1999 Stock Plan, including the number of shares reserved for issuance. This proposal will simply allow us to continue to take a federal income tax deduction for this executive compensation, of which stock option gains have in the past been and may in the future continue to be a significant component.

          If this proposal is not passed, we will lose future tax deductions as well as tax deductions that we have taken during the past three years for such compensation. This would increase our tax liability and reduce our cash flows. This proposal is discussed in greater detail in the enclosed proxy statement.

          Stockholders of record as of February 19, 2002 may vote at the Annual Meeting. Whether or not you plan to attend the meeting, please complete, sign, date, and return the accompanying proxy card in the enclosed postage-paid envelope or vote via the Internet or by telephone. Returning the proxy card or voting via the Internet or by telephone does NOT deprive you of your right to attend the meeting and to vote your shares in person. The Proxy Statement explains more about the proxy voting. Please read it carefully. We look forward to seeing you at the Annual Meeting.

Sincerely,

Gregory L. Reyes
Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, April 18, 2002
Time:	10:30 a.m. local time
Place:	Silicon Valley Conference Center 2161 North First Street San Jose, California

Matters to be voted on:

•	Re-election of Gregory L. Reyes as a director

•	Ratification of Arthur Andersen LLP as our independent auditors

•	Approval of the option grant limitations in the 1999 Stock Plan for purposes of Section 162(m) of the Internal Revenue Code

•	Any other matters that may properly be brought before the meeting

By order of the Board of Directors

Antonio Canova

Vice President, Finance and Chief Financial Officer
March 4, 2002

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR USING THE INTERNET AS INSTRUCTED ON THE ENCLOSED PROXY CARD.

PROXY STATEMENT FOR 2002 ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL THREE: APPROVAL OF THE OPTION GRANT LIMITATIONS CONTAINED IN THE 1999 STOCK PLAN FOR PURPOSES OF 162(m) OF THE INTERNAL REVENUE CODE

BROCADE COMMUNICATIONS SYSTEMS, INC.
___________________________________________________

PROXY STATEMENT FOR 2002
ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed Proxy is solicited on behalf of the Board of Directors of Brocade Communications Systems, Inc. (“Brocade”), for use at the Annual Meeting of Stockholders to be held on Thursday, April 18, 2002 at 10:30 a.m. local time, and at any postponement or adjournment thereof. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders.

The Annual Meeting will be held at the Silicon Valley Conference Center located at 2161 North First Street, San Jose, California. Our principal executive offices are located at 1745 Technology Drive, San Jose, California 95110, and our telephone number is (408) 487-8000.

These proxy solicitation materials and the enclosed Annual Report on Form 10-K for the fiscal year ended October 27, 2001, including financial statements, were first mailed on or about March 4, 2002 to all stockholders entitled to vote at the meeting.

GENERAL INFORMATION ABOUT THE MEETING

Who may vote	You may vote if our records showed that you owned your shares as of February 19, 2002 (the “Record Date”). At the close of business on that date, we had a total of 232,737,368 shares of Common Stock issued and outstanding, which were held of record by approximately 491 stockholders. As of the Record Date, we had no shares of Preferred Stock outstanding. You are entitled to one vote for each share that you own.

Voting your proxy	If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock by using the toll free number, the Internet voting site listed on the proxy card, or by signing, dating and mailing the proxy card in the postage paid envelope that we have provided. Of course, you may also choose to come to the meeting and vote your shares in person. Specific instructions for using the telephone and Internet voting systems are on the proxy card. Whichever of these methods you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

Matters to be presented	We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions.

Changing your vote	To revoke your proxy instructions if you are a holder of record, you must (i) advise our Chief Financial Officer in writing before the proxy holders vote your shares, (ii) deliver later proxy instructions, or (iii) attend the meeting and vote your shares in person.

Cost of this proxy solicitation	We will pay the cost of this proxy solicitation. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this.

How votes are counted	The Annual Meeting will be held if a majority of the outstanding Common Stock entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Abstentions and Broker Non-Votes	Shares that are voted “WITHHELD” or “ABSTAIN” are treated as being present for purposes of determining the presence of a quorum and as entitled to vote on a particular subject matter at the Annual Meeting. If you hold your common stock through a broker, the broker may be prevented from voting shares held in your brokerage account on some proposals (a “broker non-vote”) unless you have given voting instructions to the broker. Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists but not for purposes of determining whether a proposal has passed.

Our Voting Recommendations	When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the following recommendations of our Board of Directors:

• “FOR” the re-election of Gregory L. Reyes to the Board of Directors;

• “FOR” ratification of Arthur Andersen LLP as our independent auditors for 2002; and

• “FOR” approval of the option grant limitations in the 1999 Stock Plan for purposes of Section 162(m) of the Internal Revenue Code.

Deadline for Receipt of Stockholder Proposals	Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC. Stockholder proposals that are intended to be presented by such stockholders at our 2003 Annual Meeting of Stockholders must be received by us no later than November 4, 2002 to be considered for inclusion in the Proxy Statement and form of Proxy relating to that meeting.

If a stockholder intends to submit a proposal at our 2003 Annual Meeting of Stockholders that is not eligible for inclusion in the Proxy Statement relating to the meeting, and the stockholder fails to give us notice in accordance with the requirements set forth in the Securities Exchange Act, no later than January 18, 2003, then the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at our 2003 Annual Meeting.

We will provide without charge to each stockholder solicited by these proxy solicitation materials a copy of Brocade’s Annual Report on Form 10-K together with the financial statements, financial statement schedules and all other exhibits required to be filed with the Annual Report on Form 10-K upon request of the stockholder made in writing to Brocade Communications Systems, Inc., 1745 Technology Drive, San Jose, California 95110, Attn: Antonio Canova, Vice President, Finance and Chief Financial Officer.

PROPOSAL ONE: ELECTION OF DIRECTORS

We have a classified Board of Directors. The Board of Directors currently consists of two Class I directors, two Class II directors, and one Class III director. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire on the annual meeting dates or until their respective successors are duly elected and qualified.

Nominee	Gregory L. Reyes is the Board’s nominee for election at the Annual Meeting to Class III of the Board of Directors. If elected, Mr. Reyes will serve as a director until our annual meeting in 2005, or until his successor is elected and qualified or until his earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for Mr. Reyes. If Mr. Reyes is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board. We are not aware of any reason that Mr. Reyes would be unable or unwilling to serve as a director.

Vote Required	If a quorum is present and voting, the nominee receiving the highest number of votes will be elected to the Board. Abstentions and broker non-votes will have no effect on the election of directors.

Information about the Directors and the Nominee	The following table sets forth information regarding our directors and the nominee as of February 19, 2002:

			Director
Name	Age	Position	Since

Class III nominee to be elected at the Annual Meeting:
Gregory L. Reyes	39	Chairman of the Board and Chief Executive Officer	1998
Class I directors whose terms expire at the 2003 annual meeting of stockholders:
Seth D. Neiman (1)	47	Director	1995
Mark Leslie (2)	56	Director	1999

Class II directors whose terms expire at the 2004 annual meeting of stockholders:
Neal Dempsey (1)(2)	60	Director	1996
Larry W. Sonsini (2)	61	Director	1999

(1)	Member of Compensation Committee.

(2)	Member of Audit Committee.

There are no family relationships between any director or executive officer.

Gregory L. Reyes	Mr. Reyes has served as our Chairman of the Board and Chief Executive Officer since May 2001. From July 1998 to May 2001, Mr. Reyes served as our President and Chief Executive Officer. From January 1995 to June 1998, Mr. Reyes was President and Chief Executive Officer of Wireless Access,

Inc., a wireless data communications products company. From January 1995 to November 1997, Mr. Reyes served as Chairman of the Board of Directors of Wireless Access, Inc. Mr. Reyes is also a director of VeriSign, Inc. Mr. Reyes received a B.S. in Economics and Business Administration from Saint Mary’s College in Moraga, California.

Seth D. Neiman	Mr. Neiman served as our Chairman of the Board from August 1995 to May 2001 and served as our Chief Executive Officer from August 1995 to June 1996. Mr. Neiman has been a general partner of Crosspoint Venture Partners since January 1996 and a managing partner since December 1999. Mr. Neiman is also a director of numerous private companies. Mr. Neiman received a B.A. in Philosophy from Ohio State University.

Mark Leslie	Mr. Leslie is currently managing director of Leslie Investments, a private investment company. Mr. Leslie served as the Chairman of the Board of VERITAS Software Corporation, a storage management software company, from February 1990 to December 2001 and continues to serve as a director of VERITAS Software Corporation. Mr. Leslie is also a director of Avaya Corporation, Keynote Systems, Inc., Vertex Holding Company and WebEx Communications, Inc. as well as several private companies. Mr. Leslie received a B.A. in Physics and Mathematics from New York University.

Neal Dempsey	Mr. Dempsey has been a General Partner of Bay Partners, a venture capital firm, since May 1989. Mr. Dempsey is also a director of numerous private companies. Mr. Dempsey received a B.A. in Business from the University of Washington.

Larry W. Sonsini	Mr. Sonsini has been a member of the law firm of Wilson Sonsini Goodrich & Rosati, P.C. since 1970 and is currently the Chairman and Chief Executive Officer of the firm. Mr. Sonsini is also a director of Commerce One, Inc., Echelon Corporation, Lattice Semiconductor Corporation, LSI Logic, Inc., Novell, Inc., Simplex Solutions, Inc., Pixar and Tibco Software, Inc. as well as several private companies. Mr. Sonsini received an A.B. from the University of California, Berkeley and a J.D. from Boalt Hall School of Law, University of California, Berkeley.

Board Meetings and Committees

The Board held a total of six meetings during fiscal 2001. Except for Mr. Sonsini, who attended four out of the six meetings of the Board and committees of which he was a member, all directors attended at least 90 percent of the meetings of the Board and committees of which they were members, held during fiscal 2001.

Committees of the Board	The Board currently has two committees: an Audit Committee and a Compensation Committee. The following describes each committee, its current membership, the number of meetings held during fiscal 2001 and its function. All members of these committees are non-employee directors. The Board has no nominating committee or any committee performing such functions.

Audit Committee	The Audit Committee consists of Messrs. Dempsey, Leslie and Sonsini, each of whom is independent as defined under the rules of the Nasdaq Stock Market. The Audit Committee held five meetings during fiscal 2001. The Board has adopted a written charter for the Audit Committee. The Audit Committee makes recommendations to the Board regarding the selection of independent auditors, reviews the results and scope of audit and other services provided by the independent auditors, reviews the accounting principles and auditing practices and procedures to be used in preparing our financial statements, and receives and considers comments from the independent auditors on our internal controls.

The Audit Committee meets with our independent auditors on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work. The Audit Committee also meets with our independent auditors to approve the annual scope of the audit services to be performed.

Compensation Committee	The Compensation Committee consists of Messrs. Dempsey and Neiman. The Compensation Committee held two meetings during fiscal 2001. The Compensation Committee approves stock compensation for our executive officers and makes recommendations to the Board regarding stock plans and the compensation of officers and other managerial employees.

Compensation Committee Interlocks and Insider Participation	During fiscal 2001, no member of the Compensation Committee was an officer or employee of Brocade. During fiscal 2001, no member of the Compensation Committee or executive officer of Brocade served as a member of the Board of Directors or Compensation Committee of any entity that has an executive officer serving as a member of our Board or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of January 31, 2002 as to (i) each of the executive officers and other persons named in the Summary Compensation Table, (ii) each director and nominee for director, (iii) each person who is known by us to own beneficially more than 5% of our outstanding Common Stock and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address of each listed stockholder is c/o Brocade Communications Systems, Inc., 1745 Technology Drive, San Jose, California 95110.

	Number of	Percent of
	Shares	Shares
	Beneficially	Beneficially
Name and Address of Beneficial Owner	Owned (1)	Owned (2)

NAMED EXECUTIVE OFFICERS AND DIRECTORS
Gregory L. Reyes (3)	2,722,201	1.2%
Michael J. Byrd (4)	1,208,122	*
Antonio Canova (5)	191,886	*
Jack Cuthbert (6)	388,619	*
Paul R. Bonderson, Jr. (7)	3,171,409	1.4%
David A. Smith (8)	259,026	*
Neal Dempsey (9)	124,375	*
c/o Bay Partners 10600 N. De Anza Blvd., Suite 100 Cupertino, CA 95014
Mark Leslie (10)	310,000	*
c/o VERITAS Software Corporation 350 Ellis Street Mountain View, CA 94043
Seth D. Neiman (9)	124,375	*
c/o Crosspoint Venture Partners 2925 Woodside Road Woodside, CA 94062
Larry W. Sonsini	89,232	*
c/o Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304
5% STOCKHOLDERS
FMR Corp. (11)	30,047,877	12.9%
82 Devonshire St. Boston, MA 02109
Oak Associates, Ltd. (12)	20,944,000	9.0%
3875 Embassy Parkway Akron, OH 44333
ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP (8 persons) (13)	5,158,810	2.2%

*	Less than 1%

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by such person. The number of shares beneficially owned includes Common Stock that such individual has the right to acquire either currently or within 60 days after January 31, 2002, including upon the exercise of an option. The number of shares beneficially owned does not include Common Stock that such individual has the right to acquire beyond April 1, 2002, because such stock option awards are not exercisable due to vesting limitations.
(2)	Percentage of beneficial ownership is based upon 232,513,573 shares of Common Stock outstanding as of January 31, 2002. For each named person, this percentage includes Common Stock that such person has the right to acquire either currently or within 60 days of January 31, 2002, including upon the exercise of an option; however, such Common Stock is not deemed outstanding for the purpose of computing the percentage owned by any other person.
(3)	All shares listed are held by the Reyes Family Trust. Includes options to purchase 174,572 shares of Common Stock.
(4)	Includes options to purchase 209,301 shares of Common Stock.
(5)	Includes options to purchase 190,588 shares of Common Stock.
(6)	Includes options to purchase 388,321 shares of Common Stock.
(7)	Includes 2,346,528 shares held by the Bonderson Family Living Trust, 162,000 shares held by PRB Family Partners, LP, and 108,000 shares held by the Bonderson Family Foundation. Also includes 6,416 shares held by Mr. Bonderson, Jr.’s daughter and 6,416 shares held by Mr. Bonderson, Jr.’s son, as to which he disclaims beneficial ownership. Includes options to purchase 534,012 shares of Common Stock.
(8)	Includes options to purchase 259,026 shares of Common Stock.
(9)	Includes options to purchase 124,375 shares of Common Stock.

(10)	Includes 40,000 shares held by Leslie Investments, LLC and 270,000 shares held by the Leslie Family Trust.
(11)	Information based on Schedule 13G filed by FMR Corp. with the SEC on February 14, 2002.
(12)	Information based on Schedule 13G filed by Oak Associates Ltd. with the SEC on February 5, 2002.
(13)	Includes options to purchase 1,211,532 shares of Common Stock exercisable by all directors and executive officers.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board has selected Arthur Andersen LLP, independent auditors, to audit our financial statements for the fiscal year ending October 26, 2002. The Board unanimously recommends that stockholders vote FOR the ratification of this appointment.

The decision of the Board to appoint Arthur Andersen LLP was based on the recommendation of the Audit Committee. Before making its recommendation to the Board, the Audit Committee carefully considered that firm’s qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm; as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants. The Audit Committee expressed it satisfaction with Arthur Andersen LLP in all of these respects.

Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding its selection, the Board, in its discretion, may appoint new independent auditors at any time during the year if the Board believes that such a change would be in the best interest of Brocade and its stockholders. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the Board may reconsider its selection.

Arthur Andersen LLP has audited our financial statements annually since October 1997. Representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

FEES BILLED BY ARTHUR ANDERSEN LLP DURING FISCAL 2001

The following table sets forth the approximate aggregate fees billed to Brocade during fiscal 2001 by Arthur Andersen LLP:

Audit Fees	$280,600
Financial Information Systems Design and Implementation Fees	$—
All Other Fees:
Audit-Related Fees(1)	$58,000
Other Fees(2)	$1,526,400

Total Fees	$1,865,000

(1)	Includes fees for assistance with SEC filings and various accounting consultation.

(2)	Includes fees for various advisory services related principally to tax preparation services and tax consultation services associated with the development and implementation of international tax strategies.

The Audit Committee of the Board has determined that the accounting advice and tax services provided by Arthur Andersen LLP are compatible with maintaining Arthur Andersen LLP’s independence.

Vote Required	If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to ratify the appointment of Arthur Andersen LLP as our independent auditors. Abstentions will have the effect of a vote “against” the ratification of Arthur Andersen LLP as our independent auditors. Broker non-votes will have no effect on the outcome of the vote.

The Board unanimously recommends that stockholders vote “FOR” the ratification of Arthur Andersen LLP as Brocade’s independent auditors for the fiscal year ending October 26, 2002.

PROPOSAL THREE: APPROVAL OF THE OPTION GRANT LIMITATIONS CONTAINED IN THE 1999 STOCK PLAN FOR PURPOSES OF 162(m) OF THE INTERNAL REVENUE CODE

General	We are asking you to approve the option grant limitations contained in the 1999 Stock Plan (see “Option Grant Limitations” on the following page). We are asking for this approval so that we may deduct for federal income tax purposes compensation in excess of $1 million that may be paid to certain of our executive officers in any single year. Compensation includes cash compensation as well as gains associated with the exercise of stock options pursuant to the 1999 Stock Plan.

The 1999 Stock Plan was adopted by the Board in March 1999, and was approved by stockholders in April 1999. This proposal does not cause any changes to the existing 1999 Stock Plan. This proposal simply allows us to take tax deductions associated with executive compensation, of which stock option gains are a significant component.

Options granted under the 1999 Stock Plan are designed to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code. Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to our Chief Executive Officer or our four other highest paid executive officers to the extent that any of these persons receive more than $1 million in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we may deduct for federal income tax purposes the compensation paid even if such compensation exceeds $1 million in a single year. For the options granted under the 1999 Stock Plan to qualify as “performance-based” compensation under Section 162(m), stockholders must approve the option grant limitations contained within the 1999 Stock Plan within three years following the year of our initial public offering.

A favorable vote for this proposal will allow us to continue to deduct executive compensation in excess of $1 million and provide us with potentially significant future tax benefits and associated cash flows. We have taken historical tax deductions for executive compensation in excess of $1 million in contemplation of stockholder approval of the Section 162(m) option grant limitations within the allowable time period. An unfavorable vote for this proposal would disallow those historical tax deductions, reduce our net operating loss carryforward, and disallow any future tax deductions for executive compensation in excess of $1 million.

Vote Required	If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to approve the option grant limitations in the 1999 Stock Plan. Abstentions will have the effect of a vote “against” the option grant limitation in the 1999 Stock Plan. Broker non-votes will have no effect on the outcome of the vote.

The Board unanimously recommends that stockholders vote “FOR” the approval of the option grant limitations contained in the 1999 Stock Plan for purposes of 162(m) of the Internal Revenue Code.

Summary of the 1999 Stock Plan

General	The purpose of the 1999 Stock Plan is to increase stockholder value by attracting and retaining the best available personnel for positions of substantial responsibility, providing additional incentive to our employees and directors and promoting the success of our business. Options and stock purchase rights may be granted under the 1999 Stock Plan. Options granted under the 1999 Stock Plan may be either “incentive stock options” or nonstatutory stock options. Every employee of Brocade is an option or stockholder. We believe that commitment to employee ownership has limited employee turnover and improved our operational performance.

Approximately 60.9 million shares of Common Stock are currently reserved under the 1999 Stock Plan. The number of shares reserved under the 1999 Stock Plan automatically increases on the first day of each fiscal year by an amount equal to the lesser of (i) 40 million shares, (ii) 5% of the outstanding shares on that date or (iii) a lesser amount determined by the Board.

Administration	The 1999 Stock Plan is administered by the Board or a committee appointed by the Board. The administrator determines the terms of the options and stock purchase rights granted, including the exercise price, number of shares subject to the options and stock purchase rights, and the exercisability. All questions of interpretation are determined by the administrator and its decisions are final and binding upon all participants. Directors receive no additional compensation for their services in connection with the administration of the 1999 Stock Plan.

Eligibility	Nonstatutory stock options and stock purchase rights may be granted under the 1999 Stock Plan to our directors and employees. Incentive stock options may be granted only to employees. The 1999 Stock Plan provides a limit of $100,000 on the aggregate fair market value of shares subject to all incentive stock options that are exercisable for the first time by an optionee in any one calendar year. The administrator, in its discretion, selects the persons to whom options and stock purchase rights are granted, the time or times at which such options and stock purchase rights are granted, and the exercise price and number of shares subject to each such grant.

Option Grant Limitations	Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation associated with options granted to such persons, the 1999 Stock Plan provides that no employee or director may be granted, in any fiscal year, options to purchase more than 12.0 million shares of Common Stock. Notwithstanding this limit, however, in connection with such individual’s initial employment, the individual may be granted options to purchase up to an additional 12.0 million shares of Common Stock.

Terms and Conditions of Options	Each option is evidenced by a stock option agreement between Brocade and the optionee, and is subject to the following terms and conditions:

(a) Exercise Price. The administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the

Common Stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a ten percent stockholder may not be less than 110% of the fair market value on the date the option is granted. The 1999 Stock Plan provides that if we desire to preserve our ability to deduct the compensation associated with options granted under the 1999 Stock Plan pursuant to Section 162(m) of the Internal Revenue Code, the exercise price of a nonstatutory stock option may not exceed 100% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock on the last market trading day prior to the date the option is granted.

(b) Exercise of Option; Form of Consideration. The administrator determines when options become exercisable and may accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1999 Stock Plan permits payment to be made by cash, check, promissory note, other shares of our Common Stock, pursuant to a cashless exercise procedure, a reduction in the amount of any liability of Brocade to the individual, any other form of consideration permitted by applicable law, or any combination thereof.

(c) Term of Option. The term of an incentive stock option may be no more than ten years from the date of grant; provided, however, that in the case of an incentive stock option granted to a ten percent stockholder, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

(d) Termination of Service. If an optionee’s service relationship with us terminates for any reason (excluding death or disability), then the optionee may exercise the option within a period of time as determined by the administrator to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement). In the absence of a specified time set forth in the option agreement, the option will remain exercisable for three months following the termination of the optionee’s service relationship. If an optionee’s service relationship terminates due to the optionee’s disability, the optionee may exercise the option within a period of time as determined by the administrator to the extent the option was vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). In the absence of a specified time in the option agreement, the option will remain exercisable for the twelve months following the termination of the optionee’s service due to disability. If an optionee’s service relationship terminates due to the optionee’s death, the optionee’s estate or the person who acquires the right to exercise the option by bequest or inheritance may exercise the option within a period of time as determined by the administrator to the extent the option was vested on the date of death (but in no event later than the expiration of the term of such option as set forth in the option agreement). In the absence of a specified time in the option agreement, the option will remain exercisable for twelve months following the optionee’s death.

(e) Nontransferability of Options. Unless otherwise determined by the administrator, options and stock purchase rights granted under the 1999 Stock Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

(f) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1999 Stock Plan as may be determined by the administrator.

Stock Purchase Rights	In the case of stock purchase rights, unless the administrator determines otherwise, the restricted stock purchase agreement will grant Brocade a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with Brocade for any reason, including death or disability. The purchase price for shares repurchased pursuant to the restricted stock purchase agreement will be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to Brocade. The repurchase option will lapse at a rate determined by the administrator.

Adjustments Upon Changes in Capitalization	If Brocade’s capitalization changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the 1999 Stock Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the 1999 Stock Plan, and the exercise price of any such outstanding option or stock purchase right.

In the event of a liquidation or dissolution, any unexercised options and stock purchase rights will terminate. The administrator may, in its sole discretion, provide that each optionee will have the right to exercise all or any part of the optionee’s options and stock purchase rights, including those not otherwise exercisable. In addition, the administrator may provide that any repurchase option by Brocade applicable to any shares purchased upon exercise of an option will lapse as to all such shares.

In connection with any merger of Brocade with or into another corporation or the sale of all or substantially all of the assets of Brocade, each outstanding option and stock purchase right will be assumed or an equivalent option or stock purchase right substituted by the successor corporation. If the successor corporation refuses to assume the options or stock purchase rights or to substitute substantially equivalent options or stock purchase rights, the optionee will have the right to exercise the option or stock purchase rights as to all the stock subject to the option or stock purchase right, including shares not otherwise vested or exercisable. In such event, the administrator will notify the optionee that the option or stock purchase right is fully exercisable for fifteen (15) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

Amendment and Termination of the 1999 Stock Plan	The Board may amend, alter, suspend or terminate the 1999 Stock Plan at any time and for any reason. However, Brocade must obtain stockholder approval for any amendment to the 1999 Stock Plan to the extent necessary or desirable to comply with applicable law. No such action by the Board or stockholders may alter or impair any option or stock purchase right previously granted under the 1999 Stock Plan without the written consent of the optionee. Unless terminated earlier, the 1999 Stock Plan will terminate in March 2009.

FEDERAL INCOME TAX CONSEQUENCES

Incentive Stock Options	An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than twelve months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or ten percent stockholder of Brocade. Unless limited by Section 162(m), Brocade is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonstatutory Stock Options	An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of Brocade is subject to tax withholding by Brocade. Unless limited by Section 162(m), Brocade is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than twelve months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

Stock Purchase Rights	Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code because Brocade may repurchase the stock when the purchaser ceases to provide services to Brocade. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when Brocade’s right of repurchase lapses). The purchaser’s ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to right of repurchase.

The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing an election pursuant to Section 83(b) of the Internal Revenue Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by Brocade. Different rules may apply if the purchaser is also an officer, director, or ten percent stockholder of Brocade.

The foregoing is only a summary of the effect of federal income taxation upon optionees and Brocade with respect to the grant of options and stock purchase rights under the 1999 Stock Plan. It does not purport to be complete and does not discuss the tax consequences of the optionee’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee may reside.

Participation in the 1999 Stock Plan	The grant of options under the 1999 Stock Plan to executive officers, including the officers named in the Summary Compensation Table, is subject to the discretion of the administrator. As of the date of this Proxy Statement, there has been no determination by the administrator with respect to future awards under the 1999 Stock Plan. Accordingly, future awards are not determinable. The table of option grants under “Executive Compensation and Other Matters — Option Grants in Last Fiscal Year” provides information with respect to the grant of options to the persons named in the Summary Compensation Table during fiscal 2001. During fiscal 2001, all current executive officers as a group and all other employees as a group were granted options to purchase approximately 13.7 million shares and 950,000 shares, respectively, pursuant to the 1999 Stock Plan.

As of January 31, 2002, options to purchase approximately 33.1 million shares of Common Stock were outstanding under the 1999 Stock Plan with a weighted average exercise price of $37.72 per share, options to purchase approximately 56.4 million shares of Common Stock had been exercised, and approximately 9.1 million shares were available for future grant.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation	The following table sets forth information regarding the compensation of our Chief Executive Officer, our next three most highly compensated executive officers and two other individuals for services rendered to us in all capacities for the last three fiscal years.

SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation
		Annual		Awards
		Compensation
				Securities	All Other
	Fiscal	Salary	Bonus	Underlying	Compensation
	Year	($)	($)	Options(#)	($)(1)

Gregory L. Reyes	2001	$500,000	$74,250	10,032,133	$2,175
Chairman of the Board and	2000	360,000	1,615,800	1,040,000	2,105
Chief Executive Officer	1999	200,000	150,000	—	576
Michael J. Byrd	2001	304,205	31,955	1,806,268	560
President and Chief	2000	250,000	413,900	85,000	420
Operating Officer	1999	100,000	—	2,640,000	576
Antonio Canova	2001	202,790	15,477	916,506	1,897
Vice President, Finance and	2000	—	—	—	—
Chief Financial Officer	1999	—	—	—	—
Jack Cuthbert	2001	270,000	20,269	1,289,211	808
Vice President, Worldwide	2000	120,000	278,750	543,328	427,460	(2)
Sales	1999	114,000	20,000	560,000	102,448	(3)
Paul R. Bonderson, Jr.	2001	270,000	27,844	486,446	2,235
Vice President, Strategic	2000	220,000	396,567	532,000	1,870
Development	1999	165,000	9,901	268,000	475
David A. Smith	2001	250,000	26,125	291,636	250,675	(4)
Vice President, Service,	2000	145,538	154,640	800,000	182,670	(5)
Support and SAN Integration	1999	—	—	—	—

(1)	All other compensation consists of group term life insurance premiums and 401(k) matching payments.

(2)	Includes $427,057 earned as commissions.

(3)	Includes $102,120 earned as commissions.

(4)	Includes $250,000 related to a forgivable loan.

(5)	Includes $125,000 related to a forgivable loan and $57,636 for payments of relocation expenses.

OPTION GRANTS IN LAST FISCAL YEAR

In November 2000, as part of an annual stock award, the Compensation Committee granted to Mr. Reyes and other officers options to purchase shares of Common Stock at an exercise price of $76.88 per share. At that time the Committee believed it was in the best interest of stockholders to provide long- term incentives to retain these key individuals, whose skills and leadership the Committee believes will be critical to Brocade realizing its potential during the next four to five years.

During the period from November 2000 through April 2001, the stock prices of many technology companies deteriorated substantially, and our stock price similarly declined in value. Because the exercise prices of the 2000 annual stock award were substantially in excess of the market price of our Common Stock, the Committee believed the options granted in November 2000 would no longer serve to adequately incentivize these key individuals. As a result, in April 2001, the Committee granted to Mr. Reyes and other officers additional options to purchase shares of Common Stock at an exercise price of $20.70.

The following table sets forth information regarding options granted during fiscal 2001 to each of the persons named in the Summary Compensation Table. These options were granted under the 1999 Stock Plan or the 1999 Nonstatutory Stock Option Plan and have a term of ten years subject to earlier termination in the event the optionee’s service to Brocade ceases.

			Percent of	Exercise
			Total	Price
			Options	Per		Potential Realizable
			Granted to	Share		Value(1)
	Options		Employees	$/Share	Expiration
Name	Granted		(2)	(3)	Date	5%($)	10%($)

Gregory L. Reyes	4,800,000	(4)	9.70%	$76.88	11/29/10	$232,077,211	$588,129,218
	3,970,020	(5)	8.02%	20.70	04/17/11	51,682,192	130,972,821
	1,262,113	(6)	2.55%	12.90	10/01/11	10,239,196	25,948,132
Michael J. Byrd	410,000	(7)	0.83%	76.88	11/29/10	19,823,262	50,236,037
	1,139,050	(8)	2.30%	20.70	04/17/11	14,828,288	37,577,793
	257,218	(9)	0.52%	12.90	10/01/11	2,086,743	5,288,216
Antonio Canova	360,000	(10)	0.73%	68.44	12/21/10	15,494,958	39,267,265
	377,750	(11)	0.76%	20.70	04/17/11	4,917,594	12,462,149
	178,756	(12)	0.36%	12.90	10/01/11	1,450,201	3,675,095
Jack Cuthbert	542,000	(13)	1.10%	76.88	11/29/10	26,205,385	66,409,591
	541,760	(14)	1.10%	20.70	04/17/11	7,052,696	17,872,916
	205,451	(15)	0.42%	12.90	10/01/11	1,666,771	4,223,925
Paul R. Bonderson, Jr.	220,000	(16)	0.44%	76.88	11/29/10	10,636,872	26,955,922
	260,450	(17)	0.53%	20.70	04/17/11	3,390,569	8,592,367
	5,996	(18)	0.01%	12.90	10/01/11	48,644	123,273
David A. Smith	80,000	(19)	0.16%	76.88	11/29/10	3,867,954	9,802,154
	207,810	(20)	0.42%	20.70	04/17/11	2,705,295	6,855,749
	3,826	(18)	0.01%	12.90	10/01/11	31,039	78,660

(1)	Potential realizable values (i) are net of exercise price before taxes, (ii) assume that the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year option term, and (iii) assume that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. These numbers are calculated based on SEC rules and do not reflect our estimate of future stock price growth.

(2)	Based on options to purchase 49,475,615 shares of Common Stock granted to employees in fiscal 2001.

(3)	Options were granted at an exercise price equal to the fair market value of our Common Stock, as determined by reference to the closing price reported on the Nasdaq National Market on the last trading day prior to the date of grant.

(4)	(i) 1,600,000 shares vest starting November 1, 2002, with 1/48 of the shares vesting monthly thereafter, and (ii) 3,200,000 shares vest starting November 1, 2005, with 1/12 of the shares vesting monthly thereafter. Vesting accelerates fully on 1,056,000 shares if our average stock price exceeds $115.32 over a consecutive thirty-day period and accelerates fully on 2,144,000 shares if our average stock price exceeds $153.76 over a consecutive thirty-day period.

(5)	(i) 6,209 shares vested on April 17, 2001, (ii) 155,231 shares vest starting November 1, 2002, with 1/12 of the shares vesting monthly thereafter, (iii) 1,269,527 shares vest starting November 1, 2002, with 1/48 of the shares vesting monthly thereafter, and (iv) 2,539,053 shares vest starting November 1, 2005, with 1/12 of the shares vesting monthly thereafter. Vesting accelerates fully on 837,887 shares if our average stock price exceeds $115.32 over a consecutive thirty-day period and accelerates fully on 1,701,166 shares if our average stock price exceeds $153.76 over a consecutive thirty-day period.

(6)	(i) 12,113 shares vested on October 1, 2001 and (ii) 1,250,000 shares vest starting October 1, 2001, with 1/48 of the shares vesting monthly thereafter.

(7)	(i) 190,000 shares vest starting November 1, 2003, with 1/12 of the shares vesting monthly thereafter, and (ii) 220,000 shares vest starting November 1, 2004, with 1/12 of the shares vesting monthly thereafter.

(8)	(i) 200,000 shares vest starting November 1, 2001, with 1/12 of the shares vesting monthly thereafter, (ii) 213,730 shares vest starting November 1, 2002, with 1/12 of the shares vesting monthly thereafter, (iii) 350,758 shares vest starting November 1, 2003, with 1/12 of the shares vesting monthly thereafter, (iv) 374,562 shares vest starting November 1, 2004, with 1/12 of the shares vesting monthly thereafter.

(9)	(i) 107,218 shares vested on October 1, 2001 and (ii) 150,000 shares vest starting October 1, 2001, with 1/48 of the shares vesting monthly thereafter.

(10)	(i) 45,000 shares vested on May 13, 2001, (ii) 45,000 shares vest starting May 13, 2001, with 1/6 of the shares vesting monthly thereafter and (iii) 270,000 shares vest starting November 13, 2001, with 1/36 of the shares vesting monthly thereafter.

(11)	(i) 4,167 shares vested on April 17, 2001, (ii) 31,177 shares vested on May 13, 2001, (iii) 35,343 shares vest starting May 13, 2001, with 1/6 of the shares vesting monthly thereafter, (iv) 212,063 shares vest starting November 13, 2001, with 1/36 of the shares vesting monthly thereafter, and (v) 95,000 shares vest starting November 13, 2004, with 1/12 of the shares vesting monthly thereafter.

(12)	(i) 44,006 shares vested on October 1, 2001, and (ii) 134,750 shares vest starting October 1, 2001, with 1/48 of the shares vesting monthly thereafter.

(13)	(i) 200,000 shares vest starting November 1, 2000, with 1/24 of the shares vesting monthly thereafter, (ii) 200,000 shares vest starting November 1, 2002, with 1/12 of the shares vesting monthly thereafter, and (iii) 142,000 shares vest starting November 1, 2003, with 1/12 of the shares vesting monthly thereafter.

(14)	(i) 58,891 shares vested on April 17, 2001, (ii) 62,730 shares vest starting March 31, 2001, with 1/34 of the shares vesting monthly thereafter, (iii) 46,286 shares vest starting April 1, 2001, with 1/7 of the shares vesting monthly thereafter, (iv) 4,305 shares vest starting June 29, 2001, with 1/12 of the shares vesting monthly thereafter, (v) 79,347 shares vest starting November 1, 2001, with 1/12 of the shares vesting monthly thereafter, (vi) 18,835 shares vest starting June 29, 2002, with 1/12 of the shares vesting monthly thereafter, (vii) 158,694 shares vest starting November 1, 2002, with 1/12 of the shares vesting monthly thereafter, and (viii) 112,672 shares vest starting November 1, 2003, with 1/12 of the shares vesting monthly thereafter.

(15)	(i) 39,451 shares vested on October 1, 2001, and (ii) 166,000 shares vest starting October 1, 2001, with 1/48 of the shares vesting monthly thereafter.

(16)	(i) 120,000 shares vest starting November 1, 2003, with 1/12 of the shares vesting monthly thereafter, and (ii) 100,000 shares vest starting November 1, 2004, with 1/12 of the shares vesting monthly thereafter.

(17)	(i) 23,209 shares vested on April 17, 2001, (ii) 12,525 shares vest starting April 1, 2001, with 1/7 of the shares vesting monthly thereafter, (iii) 21,473 shares vest starting November 1, 2001, with 1/12 of the shares vesting monthly thereafter, (iv) 28,683 shares vest starting November 1, 2002, with 1/12 of the shares vesting monthly thereafter, (v) 95,215 shares vest starting November 1, 2003, with 1/12 of the shares vesting monthly thereafter, and (vi) 79,345 shares vest starting November 1, 2004, with 1/12 of the shares vesting monthly thereafter.

(18)	Shares vested on October 1, 2001.

(19)	(i) 30,000 shares vest starting November 1, 2003, with 1/12 of the shares vesting monthly thereafter, and (ii) 50,000 shares vest starting November 1, 2004, with 1/12 of the shares vesting monthly thereafter.

(20)	(i) 45,104 shares vested on April 17, 2001, (ii) 99,226 shares vest starting April 6, 2001, with 1/33 of the shares vesting monthly thereafter, (iii) 23,805 shares vest starting November 1, 2003, with 1/12 of the shares vesting monthly thereafter, and (iv) 39,675 shares vest starting November 1, 2004, with 1/12 of the shares vesting monthly thereafter.

AGGREGATED OPTION EXERCISES IN FISCAL 2001 AND YEAR-END OPTION VALUES

The following table sets forth information with respect to persons named in the Summary Compensation Table concerning exercised and unexercised options held as of October 27, 2001.

	Shares		Number of Securities		Value of Unexercised
	Acquired		Underlying		In-the-Money Options
	on	Value	Unexercised Options		($)(2)
	Exercise	Realized
Name	(#)	($)(1)	Vested	Unvested	Vested	Unvested

Gregory L. Reyes	—	$—	18,322	11,013,811	$175,464	$32,795,045
Michael J. Byrd	—	—	107,218	1,784,050	1,310,204	6,867,601
Antonio Canova	35,344	955,761	155,956	725,206	667,927	3,029,906
Jack Cuthbert	234,680	11,202,954	358,645	1,786,048	2,214,588	7,663,752
Paul R. Bonderson, Jr.	—	—	428,858	857,588	4,599,727	3,189,393
David A. Smith	84,430	3,377,607	182,540	674,666	99,979	639,424

(1)	Closing price of our Common Stock on the exercise date minus the exercise price.

(2)	Closing price our Common Stock at fiscal year-end minus the exercise price. The closing price of our Common Stock on October 27, 2001 was $25.12 per share.

Change of Control and Severance Arrangements	Upon a change of control, vesting accelerates with respect to fifty percent of Mr. Reyes’ unvested options. In addition, if Mr. Reyes is constructively terminated or terminated without cause after a change of control, he will receive a severance payment equal to one year of his base salary plus his expected bonus for that current fiscal year.

If Mr. Reyes’ employment is terminated without cause, other than in connection with a change of control, Mr. Reyes’ salary, benefits and his stock option vesting for his initial option grants will continue for six months beyond the date of his termination.

Mr. Byrd’s employment agreement provides that Mr. Byrd will receive three years vesting acceleration of his initial grant if his employment is terminated at any time without cause prior to April 2, 2001, and one years vesting acceleration if his employment is terminated after April 2, 2001. In addition, one-half of Mr. Byrd’s unvested options will vest upon a change of control of Brocade. Following a change of control, the same number of unvested shares will become vested shares each month as before the change of control. Mr. Byrd’s options will vest fully if he is constructively terminated at any time during the first year following a change of control. If Mr. Byrd’s employment is terminated without cause and if no change of control has occurred, he will continue to receive his base salary for a period of twelve months following the date of termination. If Mr. Byrd’s employment is terminated without cause or if he is constructively terminated after a change of control, then Brocade will pay him a lump sum equal to 130 percent of his annual base salary calculated at the rate in effect at the time of termination of employment or the rate in effect immediately before the change of control event, whichever is greater.

In addition, pursuant to the terms of certain option agreements granted to Mr. Byrd during fiscal 2001, fifty percent of the unvested portion of these options will vest immediately upon a change of control of Brocade and the remaining unvested portion of these options will vest upon termination without cause or constructive termination following a change of control.

Options granted to Mr. Bonderson, Jr. originally under the 1998 Equity Incentive Plan for his initial grant will vest fully in the event that he is terminated without cause or are constructively terminated at any time during the first year following a change of control.

Certain options granted to Mr. Canova during fiscal 2001 will vest as to one-fourth of the unvested amount upon a change of control. If Mr. Canova is constructively terminated within one year of a change of control, the entire unvested portion of these options will vest.

Directors’ Compensation	Directors currently do not receive any cash compensation for their services as members of the Board, although we are authorized to pay members for attendance at meetings or a salary in addition to reimbursement for expenses in connection with attendance at meetings. Certain non-employee directors have received grants of options to purchase shares of Common Stock under our 1999 Director Option Plan, which was amended on April 17, 2001 (the “Director Plan”). See “Certain Relationships and Related Transactions — Stock Option Grants to Certain Directors.” Only non-employee directors may participate in the Director Plan.

The Director Plan provides that new non-employee directors will receive an initial grant to purchase 80,000 shares of Common Stock upon becoming a director (the “First Option”). The First Option vests as to 1/16 of the shares each quarter, so as to be fully vested on the fourth anniversary of the date of grant of the First Option. The Director Plan provides for the automatic grant of options to purchase 20,000 shares of Common Stock to each non-employee director on each anniversary of the date on which such person first became a non-employee director (the “Subsequent Option”). The Subsequent Option vests as to 1/4 of the shares each quarter commencing on the third anniversary of the date of grant so as to be fully vested on the fourth anniversary of the date of grant.

The Director Plan also provides for interim options to be granted to Messrs. Dempsey, Leslie, Neiman and Sonsini. Under this provision, Messrs. Dempsey and Neiman each received an option to purchase 80,000 shares on April 17, 2001. This interim option vests as to 1/16 of the shares each quarter, so as to be fully vested on the fourth anniversary of the date of grant. Messrs. Leslie and Sonsini each received an option to purchase 60,000 shares on April 17, 2001. This interim option vests as to 1/12 of the shares each quarter commencing on the first anniversary of the date of grant, so as to be fully vested on the fourth anniversary of the date of grant.

All options granted under the Director Plan have a term of ten years. The exercise price of all options is 100% of the fair market value of the Common Stock, generally determined with reference to the closing price of the Common Stock as reported on the Nasdaq National Market on the last trading day prior to the date of grant.

In the event of a merger, or the sale of substantially all of the assets of Brocade and if the option is not assumed or substituted, each option will become fully vested and exercisable for a period of thirty days after notice is provided, and upon the expiration of such period each option will terminate. The number of shares subject to and subsequently granted under a First Option and a Subsequent Option will not be proportionately adjusted for grants made subsequent to a stock split, stock dividend, or similar change in Brocade’s capital structure effected without the receipt of consideration. Options granted under the Director Plan must be exercised within three months of the termination of the optionee’s tenure as a director, or within twelve months after such director’s termination by death or disability, but only to the extent that the director was entitled to exercise the option on the date of such termination. In any event, a director may not exercise any option later than the expiration of the option’s ten-year term.

Section 16(a) Beneficial Ownership Reporting Compliance	Section 16(a) of the Securities Exchange Act requires our executive officers, directors and ten percent stockholders to file reports of ownership and changes in ownership with the SEC. The same persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms, we believe that during fiscal 2001 all our executive officers, directors and ten percent stockholders complied with the applicable filing requirements except as follows: Mr. Leslie filed two late Forms 4 and Messrs. Dempsey, Leslie, Neiman and Sonsini each filed a late Form 5.

Certain Relationships and Related Transactions

Except for the compensation agreements and other arrangements that are described under “Change of Control and Severance Agreements” and the transactions described under “Transactions with Directors, Executive Officers and 5% Stockholders,” there was not during fiscal 2001, nor is there currently proposed, any transaction or series of similar transactions to which Brocade was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, five percent stockholder or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Transactions with Directors, Executive Officers and 5% Stockholders

Sales to Certain Customers	Mr. Leslie, a director of Brocade, is a director of VERITAS Software Corporation and during fiscal 2001 served as its Chairman of the Board and Chief Executive Officer. During fiscal 2001, we recorded total revenues from VERITAS of $2.4 million. In addition, during fiscal 2001, we purchased products from VERITAS totaling approximately $570,000. We believe that our transactions with VERITAS were on terms no more favorable than those with unrelated parties.

Legal Services	During fiscal 2001, the law firm of Wilson Sonsini Goodrich & Rosati, P.C. acted as principal outside counsel to Brocade. Mr. Sonsini, a director of Brocade, is a member of Wilson Sonsini Goodrich & Rosati, P.C. Aggregate fees billed to Brocade during fiscal 2001 by Wilson Sonsini Goodrich & Rosati, P.C. were approximately $620,000. We believe that the services performed by Wilson Sonsini Goodrich & Rosati, P.C. were provided on terms no more favorable than those with unrelated parties.

Stock Option Grants to Certain Directors	During fiscal 2001, we granted to Messrs. Dempsey, Leslie, Neiman and Sonsini options to purchase shares of our Common Stock in accordance with the provisions of the Director Plan. As described under the heading “Executive Compensation and Other Matters — Directors’ Compensation,” the Director Plan was amended on April 17, 2001.

Prior to such amendment, the following grants were made: (i) on October 30, 2000, Messrs. Dempsey and Neiman were each granted an option to purchase 20,000 shares of our Common Stock at $103.97 per share and (ii) on January 29, 2001, Messrs. Dempsey and Neiman were each granted an option to purchase 20,000 shares of our Common Stock at $104.93 per share.

The following grants were made pursuant to the terms of the amended Directors Plan and the 1999 Stock Plan: (i) on April 17, 2001, Messrs. Dempsey and Neiman were each granted an option to purchase 80,000 shares of our Common Stock at $20.70 per share; (ii) on April 17, 2001, Messrs. Leslie and Sonsini were each granted an option to purchase 60,000 shares of our Common Stock at $20.70 per share; and (iii) on October 1, 2001, Mr. Dempsey and Mr. Neiman were each granted an option to purchase 75,000 shares of our Common Stock at $12.90 per share.

Report of the Compensation Committee of the Board of Directors

The following is the report of the Compensation Committee of the Board with respect to the compensation paid to our executive officers during fiscal 2001. Actual compensation earned during fiscal 2001 by the persons named in the Summary Compensation table is shown in the Summary Compensation Table.

Compensation Philosophy	We operate in the extremely competitive and rapidly changing high technology industry. The Compensation Committee believes that the compensation programs for our executive officers should be designed to attract, motivate and retain talented executives responsible for our success and should be determined within a competitive framework and based on the achievement of designated business objectives, individual contribution, customer satisfaction and financial performance. Within this overall philosophy, the Compensation Committee’s objectives are to:

•	Provide a competitive total compensation package that takes into consideration the compensation practices of companies with which we compete for executive talent.

•	Provide variable compensation opportunities that are linked to achievement of financial, organization, management, and individual performance goals.

•	Align the financial interests of executive officers with those of stockholders by providing executives with an equity stake in Brocade.

Components of Executive Compensation	The compensation program for our executive officers consists of the following components:

• Base Salary

• Quarterly and Annual Cash Incentives

• Long-Term Stock Option Incentives

Base Salary	The Board reviewed and approved fiscal 2001 salaries for our Chief Executive Officer and other persons named in the Summary Compensation Table at the beginning of the fiscal year. Base salaries were established by the Board based upon competitive compensation data, and each person’s job responsibilities, level of experience, individual performance and contribution to the business. In making base salary decisions, the Board exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor. The Board’s decision with regard to Mr. Reyes’ base salary was based on both his personal performance of his duties and the salary levels paid to chief executive officers of peer companies. Again there was no specific formula applied to determine the weight of each factor.

Quarterly and Annual Cash Incentives	Quarterly incentive bonuses for executive officers are intended to reflect the Board’s belief that a significant portion of the compensation of each executive officer should be contingent upon the performance of Brocade, as well as the individual contribution of each executive officer. To carry out this philosophy, we have implemented a variable compensation bonus plan, which compensates officers in the form of quarterly cash bonuses. During the fiscal year, the executive officers were eligible for a target quarterly incentive bonus. The quarterly incentive bonus was calculated by the Compensation Committee as a percentage of the officers’ base salary. At the beginning of fiscal 2001, the Board established target bonuses for each executive officer as a percentage of the officer’s base salary. The annual target level of the quarterly bonuses that the executive officers were eligible to receive varied from 40% to 60% of base salaries. The variable compensation bonus plan is intended to motivate and reward executive officers by directly linking the amount of any cash bonus to specific company-based performance targets and specific individual-based performance targets. The quarterly bonus amounts are tied to specific individual, team and product based performance targets. They are also tied to company- based performance goals such as specific levels of revenue and operating margin. The Board evaluates the performance of the executive officers and Brocade and approves a performance rating based upon the results of its evaluation. In fiscal 2001, the persons named in the Summary Compensation Table were paid the bonus amounts shown in the Summary Compensation Table as we exceeded our corporate performance targets for revenue and profit in the first quarter of fiscal 2001. No cash bonuses were paid for any other fiscal quarter of 2001. In addition to the quarterly incentive bonuses noted above, Mr. Reyes and certain other executive officers were eligible for additional annual bonuses based upon achievement of specific milestones. These milestones are related to both individual performance factors and company performance targets. Annual bonuses for fiscal 2001 were not awarded to Mr. Reyes and the other persons named in the Summary Compensation Table.

Long-Term Stock Option Incentives	The Board provides our executive officers with long-term incentive compensation through grants of options to purchase our Common Stock. The goal of the long-term stock option incentive program is to align the interests of executive officers with those of Brocade’s stockholders and to provide each executive officer with a significant incentive to manage Brocade from the perspective of an owner with an equity stake in the business. It is the belief of the Board that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in our employ. The Board considers the grant of each option subjectively, reviewing factors such as the individual performance, the anticipated future contribution toward the attainment of our long-term strategic performance goals and the number of unvested options held by each individual at the time of the new grant. In fiscal 2001, Mr. Reyes was granted options to purchase 10,032,133 shares of Common Stock.

In November 2000, as part of an annual stock award, the Compensation Committee granted to Mr. Reyes options to purchase 4,800,000 shares of Common Stock at an exercise price of $76.88 per share. At that time the Committee believed it was in the best interest of stockholders to provide long-term incentives to retain Mr. Reyes, whose skills and leadership the Committee believes will be critical to Brocade realizing its potential during the next four to five years.

During the period from November 2000 through April 2001, the stock prices of many technology companies deteriorated substantially, and our stock price similarly declined in value. Because the exercise price of Mr. Reyes’ 2000 annual stock award was substantially in excess of the market price of our Common Stock, the Committee believed the 4,800,000 options granted would no longer serve to adequately incentivize Mr. Reyes. As a result, in April 2001, the Committee granted Mr. Reyes additional options to purchase 3,970,020 shares of Common Stock at an exercise price of $20.70.

To further align Mr. Reyes’ interests with those of our stockholders, 3,200,000 options of the 2000 annual award and 2,539,053 options of the additional grant do not begin vesting until November 2005, and are subject to accelerated vesting in the event of a significant increase in the market price of our Common Stock over a consecutive 30-day period. The acceleration thresholds of $115.32 per share and $153.76 per share are target prices that the Committee believes, if achieved, will be the result of exceptional performance on the part of Mr. Reyes and will reflect a significant increase in stockholder value.

In October 2001, as part of a separate 2001 annual stock award, the Committee granted Mr. Reyes options to purchase 1,262,113 shares of Common Stock at an exercise price of $12.90 per share, of which 12,113 shares vested immediately and 1,250,00 shares will vest monthly over the next four years.

Section 162(m)	We have considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for the

Chief Executive Officer or any of our next four most highly compensated executive officers, unless compensation is performance-based. We have adopted a policy that, where reasonably practicable, we will seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m). The Board is seeking stockholder approval of the option grant limitations contained in the 1999 Stock Plan for purposes of Section 162(m) pursuant to this Proxy Statement. The Board unanimously recommends that stockholders vote FOR the proposal approving the option grant limitations contained in the 1999 Stock Plan for purposes of Section 162(m).

Respectfully submitted by:

Neal Dempsey
Seth D. Neiman

Report of the Audit Committee of the Board of Directors

The following is the report of the Audit Committee of the Board of Directors. The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended October 27, 2001 with our management. In addition, the Audit Committee has discussed with Arthur Andersen LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee). The Audit Committee also has received the written disclosures and the letter from Arthur Andersen LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of Arthur Andersen LLP with that firm.

Based on the Audit Committee’s review of the matters noted above and its discussions with our independent auditors and our management, the Audit Committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K.

Respectfully submitted by:

Neal Dempsey Mark Leslie Larry W. Sonsini

Performance Graph

Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of our Common Stock with the cumulative return of the Nasdaq Market Index and of the SIC Code Computer Peripheral Equipment Index for the period commencing May 25, 1999, the date of our initial public offering, and ending on October 27, 2001. Returns for the indices are weighted based on market capitalization at the beginning of each measurement point.

CUMULATIVE TOTAL RETURN (1)

		FISCAL YEAR ENDING

COMPANY/INDEX	5/25/1999	10/31/1999	10/28/2000	10/27/2001

Brocade	100.00	594.47	2,002.19	444.11
SIC Code Index (2)	100.00	133.97	204.99	62.81
Nasdaq Market Index	100.00	118.78	118.97	70.06

(1)	The graph assumes that $100 was invested on May 25, 1999 in our Common Stock, in the Nasdaq Market Index and in the SIC Code Computer Peripheral Equipment Index and that all dividends were reinvested. No dividends have been declared or paid on our Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

(2)	Computer Peripheral Equipment Index

The information contained above under the captions “Report of the Compensation Committee of the Board of Directors”, “Report of the Audit Committee of the Board of Directors” and “Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future SEC filing except to the extent that Brocade specifically incorporates it by reference into such filing.

BY ORDER OF THE BOARD OF DIRECTORS Dated: March 4, 2002 _____________________________________________________ Antonio Canova Vice President, Finance and Chief Financial Officer

DIRECTIONS TO SILICON VALLEY CONFERENCE CENTER AND MAP

Silicon Valley Conference Center
2161 N. First St.
San Jose, CA

From San Francisco — Highway 101

• South on Highway 101 and take the Brokaw/North First Street exit.

• At the stoplight turn left onto Brokaw, go one block, turn left onto North First Street.

• Go 2 blocks, make a U-turn at Guadalupe Parkway/Charcot.

• Turn right into the first driveway and the Conference Center is to your left.

From San Jose — Highway 101

• North on Highway 101 North and take the Brokaw exit.

• At the stoplight turn left onto Brokaw, go one block, and turn right onto North First Street.

• Go 2 blocks, make a U turn at Guadalupe Parkway.

• Turn right into the first driveway and the Conference Center is to your left.

Appendix A

BROCADE COMMUNICATIONS SYSTEMS, INC.

1999 STOCK PLAN

     1. Purposes of the Plan. The purposes of this 1999 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

     Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

          (c) “Board” means the Board of Directors of the Company.

          (d) “Code” means the Internal Revenue Code of 1986, as amended.

          (e) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (f) “Common Stock” means the common stock of the Company.

          (g) “Company” means Brocade Communications Systems, Inc., a Delaware corporation.

          (h) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (i) “Director” means a member of the Board.

          (j) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (k) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the

Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

          (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (m) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (n) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (o) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

          (p) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

          (q) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (r) “Option” means a stock option granted pursuant to the Plan.

          (s) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (t) “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

           (u) “Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

          (v) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

          (w) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (x) “Plan” means this 1999 Stock Plan.

          (y) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

          (z) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (aa) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (bb) “Section 16(b) “ means Section 16(b) of the Exchange Act.

          (cc) “Service Provider” means an Employee, Director or Consultant.

          (dd) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

          (ee) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

          (ff) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 7,607,000 Shares, plus an annual increase to be added on the first day of the Company’s fiscal year beginning in 2000 equal to the lesser of (i) 5,000,000 shares, (ii) 5% of the outstanding shares on such date or (iii) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     4. Administration of the Plan.

          (a) Procedure.

               (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value;

               (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

               (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

               (iv) to approve forms of agreement for use under the Plan;

               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

               (vii) to institute an Option Exchange Program;

               (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

               (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

               (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

               (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

               (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

               (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

     5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     6. Limitations.

          (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

          (c) The following limitations shall apply to grants of Options:

               (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 1.5 million Shares.

               (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1.5 million Shares which shall not count against the limit set forth in subsection (i) above.

               (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13.

               (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     7. Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

     8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     9. Option Exercise Price and Consideration.

          (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

               (i) In the case of an Incentive Stock Option

                    (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

          (b)  Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

          (c)  Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

               (i) cash;

               (ii) check;

               (iii) promissory note;

               (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

               (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

               (vii) any combination of the foregoing methods of payment; or

               (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10. Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

     Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     11. Stock Purchase Rights.

          (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

          (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

          (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

          (d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

     12. Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

     13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the

Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

          (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     14. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     15. Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

          (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

     16. Conditions Upon Issuance of Shares.

          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     19. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

BROCADE COMMUNICATIONS SYSTEMS, INC.

1999 STOCK PLAN

STOCK OPTION AGREEMENT

     Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.	NOTICE OF STOCK OPTION GRANT

     [Optionee’s Name and Address]

     You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:	$

Total Number of Shares Granted:

Total Exercise Price

Type of Option:	___ Incentive Stock Option ___ Nonstatutory Stock Option
Term/Expiration Date:

     Vesting Schedule:

     This Option may be exercised, in whole or in part, in accordance with the following schedule:

     [25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/48 of the Shares subject to the Option shall vest each month thereafter, subject to the Optionee continuing to be a Service Provider on such dates].

     Termination Period:

     This Option may be exercised for three months after Optionee ceases to be a Service Provider. Upon the death or Disability of the Optionee, this Option may be exercised for one year fter Optionee ceases to be a Service Provider. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.	AGREEMENT

     A. Grant of Option.

     The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the “Optionee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

     If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).

     B. Exercise of Option.

          (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

          (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to [Title] of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

          No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

     C. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

          1. cash; or

          2. check; or

          3. consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

          4. surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, AND (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

          5. with the Administrator’s consent, delivery of Optionee’s promissory note (the “Note”) in the form attached hereto as Exhibit C, in the amount of the aggregate Exercise Price of the Exercised Shares together with the execution and delivery by the Optionee of the Security Agreement attached hereto as Exhibit B. The Note shall bear interest at the “applicable federal rate” prescribed under the Code and its regulations at time of purchase, and shall be secured by a pledge of the Shares purchased by the Note pursuant to the Security Agreement.

     D. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     E. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

     F. Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

     G. Exercising the Option.

          1. Nonstatutory Stock Option. The Optionee may incur regular federal income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

          2. Incentive Stock Option. If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee ceases to be an Employee but remains a Service Provider, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the date three (3) months and one (1) day following such change of status.

          3. Disposition of Shares.

               (a) NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

               (b) ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

               (c) Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

     H. Entire Agreement; Governing Law.

     The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Delaware.

     I. NO GUARANTEE OF CONTINUED SERVICE.

     OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

     By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	BROCADE COMMUNICATION SYSTEMS, INC.

Signature	By:

Title:
Print Name

Residence Address:

CONSENT OF SPOUSE

     The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company’s granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.

Spouse of Optionee

EXHIBIT A

BROCADE COMMUNICATIONS SYSTEMS, INC.

1999 STOCK PLAN

EXERCISE NOTICE

Brocade Communications Systems, Inc.
1901 Guadalupe Parkway
San Jose CA 95131
Attention: Secretary

     1. Exercise of Option. Effective as of today, ________, __, the undersigned (“Purchaser”) hereby elects to purchase __________shares (the “Shares”) of the Common Stock of Brocade Communications Systems, Inc. (the “Company”) under and pursuant to the Brocade Communications Systems, Inc. 1999 Stock Plan (the “Plan”) and the Stock Option Agreement dated, ___________(the “Option Agreement”). The purchase price for the Shares shall be $_____, as required by the Option Agreement.

     2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

     3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

     4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in [Section 13] of the Plan.

     5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

     6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Delaware.

Submitted by:	Accepted by:

PURCHASER:	BROCADE COMMUNICATIONS SYSTEMS, INC.

Signature	By:

Print Name	Its:

Address:	Address:

Brocade Communications Systems, Inc. 1901 Guadalupe Parkway San Jose, CA 95131

Date Received

EXHIBIT B

SECURITY AGREEMENT

     This Security Agreement is made as of ____________, ____between Brocade Communications Systems, Inc., a Delaware corporation (“Pledgee”), and _____________________________(“Pledgor”).

Recitals

     Pursuant to Pledgor’s election to purchase Shares under the Option Agreement dated _______________(the “Option”), between Pledgor and Pledgee under Pledgee’s 1999 Stock Plan, and Pledgor’s election under the terms of the Option to pay for such shares with his promissory note (the “Note”), Pledgor has purchased _____________shares of Pledgee’s Common Stock (the “Shares”) at a price of $____________per share, for a total purchase price of $____________. The Note and the obligations thereunder are as set forth in Exhibit C to the Option.

     NOW, THEREFORE, it is agreed as follows:

     1. Creation and Description of Security Interest. In consideration of the transfer of the Shares to Pledgor under the Option Agreement, Pledgor, pursuant to the Delaware Commercial Code, hereby pledges all of such Shares (herein sometimes referred to as the “Collateral”) represented by certificate number _______, duly endorsed in blank or with executed stock powers, and herewith delivers said certificate to the Secretary of Pledgee (“Pledgeholder”), who shall hold said certificate subject to the terms and conditions of this Security Agreement.

     The pledged stock (together with an executed blank stock assignment for use in transferring all or a portion of the Shares to Pledgee if, as and when required pursuant to this Security Agreement) shall be held by the Pledgeholder as security for the repayment of the Note, and any extensions or renewals thereof, to be executed by Pledgor pursuant to the terms of the Option, and the Pledgeholder shall not encumber or dispose of such Shares except in accordance with the provisions of this Security Agreement.

     2. Pledgor’s Representations and Covenants. To induce Pledgee to enter into this Security Agreement, Pledgor represents and covenants to Pledgee, its successors and assigns, as follows:

          (a) Payment of Indebtedness. Pledgor will pay the principal sum of the Note secured hereby, together with interest thereon, at the time and in the manner provided in the Note.

          (b) Encumbrances. The Shares are free of all other encumbrances, defenses and liens, and Pledgor will not further encumber the Shares without the prior written consent of Pledgee.

          (c) Margin Regulations. In the event that Pledgee’s Common Stock is now or later becomes margin-listed by the Federal Reserve Board and Pledgee is classified as a “lender” within the meaning of the regulations under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”), Pledgor agrees to cooperate with Pledgee in making any amendments to the Note or providing any additional collateral as may be necessary to comply with such regulations.

     3. Voting Rights. During the term of this pledge and so long as all payments of principal and interest are made as they become due under the terms of the Note, Pledgor shall have the right to vote all of the Shares pledged hereunder.

     4. Stock Adjustments. In the event that during the term of the pledge any stock dividend, reclassification, readjustment or other changes are declared or made in the capital structure of Pledgee, all new, substituted and additional shares or other securities issued by reason of any such change shall be delivered to and held by the Pledgee under the terms of this Security Agreement in the same manner as the Shares originally pledged hereunder. In the event of substitution of such securities, Pledgor, Pledgee and Pledgeholder shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such Collateral and, upon such substitution, references to “Shares” in this Security Agreement shall include the substituted shares of capital stock of Pledgor as a result thereof.

     5. Options and Rights. In the event that, during the term of this pledge, subscription Options or other rights or options shall be issued in connection with the pledged Shares, such rights, Options and options shall be the property of Pledgor and, if exercised by Pledgor, all new stock or other securities so acquired by Pledgor as it relates to the pledged Shares then held by Pledgeholder shall be immediately delivered to Pledgeholder, to be held under the terms of this Security Agreement in the same manner as the Shares pledged.

     6. Default. Pledgor shall be deemed to be in default of the Note and of this Security Agreement in the event:

          (a) Payment of principal or interest on the Note shall be delinquent for a period of 10 days or more; or

          (b) Pledgor fails to perform any of the covenants set forth in the Option or contained in this Security Agreement for a period of 10 days after written notice thereof from Pledgee.

     In the case of an event of Default, as set forth above, Pledgee shall have the right to accelerate payment of the Note upon notice to Pledgor, and Pledgee shall thereafter be entitled to pursue its remedies under the Delaware Commercial Code.

     7. Release of Collateral. Subject to any applicable contrary rules under Regulation G, there shall be released from this pledge a portion of the pledged Shares held by Pledgeholder hereunder upon payments of the principal of the Note. The number of the pledged Shares which shall be released shall be that number of full Shares which bears the same proportion to the initial number of Shares pledged hereunder as the payment of principal bears to the initial full principal amount of the Note.

     8. Withdrawal or Substitution of Collateral. Pledgor shall not sell, withdraw, pledge, substitute or otherwise dispose of all or any part of the Collateral without the prior written consent of Pledgee.

     9. Term. The within pledge of Shares shall continue until the payment of all indebtedness secured hereby, at which time the remaining pledged stock shall be promptly delivered to Pledgor, subject to the provisions for prior release of a portion of the Collateral as provided in paragraph 7 above.

     10. Insolvency. Pledgor agrees that if a bankruptcy or insolvency proceeding is instituted by or against it, or if a receiver is appointed for the property of Pledgor, or if Pledgor makes an assignment for the benefit of creditors, the entire amount unpaid on the Note shall become immediately due and payable, and Pledgee may proceed as provided in the case of default.

     11. Pledgeholder Liability. In the absence of willful or gross negligence, Pledgeholder shall not be liable to any party for any of his acts, or omissions to act, as Pledgeholder.

     12. Invalidity of Particular Provisions. Pledgor and Pledgee agree that the enforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

     13. Successors or Assigns. Pledgor and Pledgee agree that all of the terms of this Security Agreement shall be binding on their respective successors and assigns, and that the term “Pledgor” and the term “Pledgee” as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators.

     14. Governing Law. This Security Agreement shall be interpreted and governed under the internal substantive laws, but not the choice of law rules, of Delaware.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“PLEDGOR”

Signature

Print Name

Address:

“PLEDGEE”

Brocade Communications Systems, Inc. a Delaware corporation

Signature

Print Name

Title

“PLEDGEHOLDER”

Secretary of Brocade Communications Systems, Inc.

EXHIBIT C

NOTE

$ ______________	[City,State]

_______________, ____

     FOR VALUE RECEIVED, ____________________promises to pay to Brocade Communications Systems, Inc, a Delaware corporation (the “Company”), or order, the principal sum of ____________________($_____________), together with interest on the unpaid principal hereof from the date hereof at the rate of ______percent (____%) per annum, compounded semiannually.

     Principal and interest shall be due and payable on ___________, ____. Payment of principal and interest shall be made in lawful money of the United States of America.

     The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder.

     This Note is subject to the terms of the Option, dated as of ___________________. This Note is secured in part by a pledge of the Company’s Common Stock under the terms of a Security Agreement of even date herewith and is subject to all the provisions thereof.

     The holder of this Note shall have full recourse against the undersigned, and shall not be required to proceed against the collateral securing this Note in the event of default.

     In the event the undersigned shall cease to be an employee, director or consultant of the Company for any reason, this Note shall, at the option of the Company, be accelerated, and the whole unpaid balance on this Note of principal and accrued interest shall be immediately due and payable.

     Should any action be instituted for the collection of this Note, the reasonable costs and attorneys’ fees therein of the holder shall be paid by the undersigned.

BROCADE COMMUNICATIONS SYSTEMS, INC.

1999 STOCK PLAN

NOTICE OF GRANT OF STOCK PURCHASE RIGHT

     Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Grant.

     [Grantee’s Name and Address]

     You have been granted the right to purchase Common Stock of the Company, subject to the Company’s Repurchase Option and your ongoing status as a Service Provider (as described in the Plan and the attached Restricted Stock Purchase Agreement), as follows:

Grant Number:

Date of Grant:

Price Per Share:	$

Total Number of Shares Subject to this Stock Purchase Right

Expiration Date:

     YOU MUST EXERCISE THIS STOCK PURCHASE RIGHT BEFORE THE EXPIRATION DATE OR IT WILL TERMINATE AND YOU WILL HAVE NO FURTHER RIGHT TO PURCHASE THE SHARES. By your signature and the signature of the Company’s representative below, you and the Company agree that this Stock Purchase Right is granted under and governed by the terms and conditions of the [Plan name] and the Restricted Stock Purchase Agreement, attached hereto as Exhibit A-1, both of which are made a part of this document. You further agree to execute the attached Restricted Stock Purchase Agreement as a condition to purchasing any shares under this Stock Purchase Right.

GRANTEE:	BROCADE COMMUNICATIONS SYSTEMS, INC

Signature	By

Print Name	Title

EXHIBIT A-1

1999 STOCK PLAN

RESTRICTED STOCK PURCHASE AGREEMENT

     Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Purchase Agreement.

     WHEREAS the Purchaser named in the Notice of Grant, (the “Purchaser”) is an Service Provider, and the Purchaser’s continued participation is considered by the Company to be important for the Company’s continued growth; and

     WHEREAS in order to give the Purchaser an opportunity to acquire an equity interest in the Company as an incentive for the Purchaser to participate in the affairs of the Company, the Administrator has granted to the Purchaser a Stock Purchase Right subject to the terms and conditions of the Plan and the Notice of Grant, which are incorporated herein by reference, and pursuant to this Restricted Stock Purchase Agreement (the “Agreement”).

     NOW THEREFORE, the parties agree as follows:

     1. Sale of Stock. The Company hereby agrees to sell to the Purchaser and the Purchaser hereby agrees to purchase shares of the Company’s Common Stock (the “Shares”), at the per Share purchase price and as otherwise described in the Notice of Grant.

     2. Payment of Purchase Price. The purchase price for the Shares may be paid by delivery to the Company at the time of execution of this Agreement of cash, a check, or some combination thereof.

     3. Repurchase Option.

          (a) In the event the Purchaser ceases to be a Service Provider for any or no reason (including death or disability) before all of the Shares are released from the Company’s Repurchase Option (see Section 4), the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company) have an irrevocable, exclusive option (the “Repurchase Option”) for a period of sixty (60) days from such date to repurchase up to that number of shares which constitute the Unreleased Shares (as defined in Section 4) at the original purchase price per share (the “Repurchase Price”). The Repurchase Option shall be exercised by the Company by delivering written notice to the Purchaser or the Purchaser’s executor (with a copy to the Escrow Holder) AND, at the Company’s option, (i) by delivering to the Purchaser or the Purchaser’s executor a check in the amount of the aggregate Repurchase Price, or (ii) by canceling an amount of the Purchaser’s indebtedness to the Company equal to the aggregate Repurchase Price, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals the aggregate Repurchase Price. Upon delivery of such notice and the payment of the aggregate Repurchase Price, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company.

          (b) Whenever the Company shall have the right to repurchase Shares hereunder, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations to exercise all or a part of the Company’s purchase rights under this Agreement and purchase all or a part of such Shares. If the Fair Market Value of the Shares to be repurchased on the date of such designation or assignment (the “Repurchase FMV”) exceeds the aggregate Repurchase Price of such Shares, then each such designee or assignee shall pay the Company cash equal to the difference between the Repurchase FMV and the aggregate Repurchase Price of such Shares.

     4. Release of Shares From Repurchase Option.

          (a) _____________________________ percent (____%) of the Shares shall be released from the Company’s Repurchase Option [one year] after the Date of Grant and_________________________percent (____%) of the Shares [at the end of each month thereafter], provided that the Purchaser does not cease to be a Service Provider prior to the date of any such release.

          (b) Any of the Shares that have not yet been released from the Repurchase Option are referred to herein as “Unreleased Shares.”

          (c) The Shares that have been released from the Repurchase Option shall be delivered to the Purchaser at the Purchaser’s request (see Section 6).

     5. Restriction on Transfer. Except for the escrow described in Section 6 or the transfer of the Shares to the Company or its assignees contemplated by this Agreement, none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until such Shares are released from the Company’s Repurchase Option in accordance with the provisions of this Agreement, other than by will or the laws of descent and distribution.

     6. Escrow of Shares.

          (a) To ensure the availability for delivery of the Purchaser’s Unreleased Shares upon repurchase by the Company pursuant to the Repurchase Option, the Purchaser shall, upon execution of this Agreement, deliver and deposit with an escrow holder designated by the Company (the “Escrow Holder”) the share certificates representing the Unreleased Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit A-2. The Unreleased Shares and stock assignment shall be held by the Escrow Holder, pursuant to the Joint Escrow Instructions of the Company and Purchaser attached hereto as Exhibit A-3, until such time as the Company’s Repurchase Option expires. As a further condition to the Company’s obligations under this Agreement, the Company may require the spouse of Purchaser, if any, to execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit A-4.

          (b) The Escrow Holder shall not be liable for any act it may do or omit to do with respect to holding the Unreleased Shares in escrow while acting in good faith and in the exercise of its judgment.

          (c) If the Company or any assignee exercises the Repurchase Option hereunder, the Escrow Holder, upon receipt of written notice of such exercise from the proposed transferee, shall take all steps necessary to accomplish such transfer.

          (d) When the Repurchase Option has been exercised or expires unexercised or a portion of the Shares has been released from the Repurchase Option, upon request the Escrow Holder shall promptly cause a new certificate to be issued for the released Shares and shall deliver the certificate to the Company or the Purchaser, as the case may be.

          (e) Subject to the terms hereof, the Purchaser shall have all the rights of a shareholder with respect to the Shares while they are held in escrow, including without limitation, the right to vote the Shares and to receive any cash dividends declared thereon. If, from time to time during the term of the

Repurchase Option, there is (i) any stock dividend, stock split or other change in the Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Purchaser is entitled by reason of the Purchaser’s ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as “Shares” for purposes of this Agreement and the Repurchase Option.

     7. Legends. The share certificate evidencing the Shares, if any, issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

     8. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares that may be made by the Company after the date of this Agreement.

     9. Tax Consequences. The Purchaser has reviewed with the Purchaser’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Purchaser understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the purchase price for the Shares and the Fair Market Value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” includes the right of the Company to buy back the Shares pursuant to the Repurchase Option. The Purchaser understands that the Purchaser may elect to be taxed at the time the Shares are purchased rather than when and as the Repurchase Option expires by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of purchase. The form for making this election is attached as Exhibit A-5 hereto.

     THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PURCHASER’S BEHALF.

     10. General Provisions.

          (a) This Agreement shall be governed by the internal substantive laws, but not the choice of law rules of Delaware. This Agreement, subject to the terms and conditions of the Plan and the Notice of Grant, represents the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

          (b) Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

     Any notice to the Escrow Holder shall be sent to the Company’s address with a copy to the other party hereto.

          (c) The rights of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

          (d) Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

          (e) The Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

          (f) PURCHASER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 4 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED OR PURCHASING SHARES HEREUNDER). PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH PURCHASER’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PURCHASER’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

     By Purchaser’s signature below, Purchaser represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Purchaser has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Purchaser agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement. Purchaser further agrees to notify the Company upon any change in the residence indicated in the Notice of Grant.

DATE:

PURCHASER:	Brocade Communications Systems, Inc.

Signature	By

Print Name	Title

EXHIBIT A-2

ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED I, _________________________, hereby sell, assign and transfer unto (____________) shares of the Common Stock of Brocade Communications Systems, Inc. standing in my name of the books of said corporation represented by Certificate No. ________herewith and do hereby irrevocably constitute and appoint ___________________to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

     This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement (the “Agreement”) between____________________and the undersigned dated _______________, ____.

Dated: __________, ____

Signature:

     INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise the Repurchase Option, as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser.

EXHIBIT A-3

JOINT ESCROW INSTRUCTIONS

___________, ______

Corporate Secretary
Brocade Communications Systems, Inc.
1901 Guadalupe Parkway
San Jose CA 95131

Dear _______________:

     As Escrow Agent for both Brocade Communications Systems, Inc., a Delaware corporation (the “Company”), and the undersigned purchaser of stock of the Company (the “Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement (“Agreement”) between the Company and the undersigned, in accordance with the following instructions:

     1. In the event the Company and/or any assignee of the Company (referred to collectively as the “Company”) exercises the Company’s Repurchase Option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

     2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company’s Repurchase Option.

     3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

     4. Upon written request of the Purchaser, but no more than once per calendar year, unless the Company’s Repurchase Option has been exercised, you shall deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Company’s Repurchase Option. Within 90 days after Purchaser ceases to be a Service Provider, you shall deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company’s Repurchase Option.

     5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

     6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

     7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

     8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

     10. You shall not be liable for the outlawing of any rights under the statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

     11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

     12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

     13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

     15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.

COMPANY:	Brocade Communications Systems, Inc. 1901 Guadalupe Parkway San Jose CA 95131

PURCHASER:

ESCROW AGENT:	Corporate Secretary Brocade Communications Systems, Inc. 1901 Guadalupe Parkway San Jose CA 95131

     16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

     17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

     18. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the internal substantive laws, but not the choice of law rules, of Delaware.

Very truly yours, Brocade Communications Systems, Inc. By Title PURCHASER: Signature Print Name
ESCROW AGENT:

Corporate Secretary

EXHIBIT A-4

CONSENT OF SPOUSE

     I, _________________________, spouse of ____________________, have read and approve the foregoing Restricted Stock Purchase Agreement (the “Agreement”). In consideration of the Company’s grant to my spouse of the right to purchase shares of Brocade Communications Systems, Inc., as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

     Dated: ____________, ____

Signature of Spouse

EXHIBIT A-5

ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE OF 1986

     The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with his or her receipt of the property described below:

     1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME:	TAXPAYER:	SPOUSE:

ADDRESS:

IDENTIFICATION NO.:	TAXPAYER:	SPOUSE:

TAXABLE YEAR:

     2. The property with respect to which the election is made is described as follows: shares (the “Shares”) of the Common Stock of Brocade Communications Systems, Inc. (the “Company”).

     3. The date on which the property was transferred is: __________, ____.

     4. The property is subject to the following restrictions:

     The Shares may be repurchased by the Company, or its assignee, upon certain events. This right lapses with regard to a portion of the Shares based on the continued performance of services by the taxpayer over time.

     5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $________.

     6. The amount (if any) paid for such property is: $________.

     The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

     The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: ____________, ____

Taxpayer

     The undersigned spouse of taxpayer joins in this election.

Dated: ____________, ____

Spouse of Taxpayer

PROXY

BROCADE COMMUNICATIONS SYSTEMS, INC.
2002 ANNUAL MEETING OF STOCKHOLDERS
THURSDAY, APRIL 18, 2002
10:30 A.M. LOCAL TIME

SILICON VALLEY CONFERENCE CENTER
2161 N. FIRST STREET
SAN JOSE, CALIFORNIA

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 18, 2002.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1,2, and 3.

By signing the proxy, you revoke all prior proxies and appoint Gregory L. Reyes, Michael J. Byrd, and Antonio Canova, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

There are three ways to vote your Proxy

Your telephone or Internet vote authorized the Named Proxies to vote you shares in the same manner as if you marked, signed and returned you Proxy Card.

VOTE BY PHONE – TOLL FREE – 1-800-240-6326 – QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on April 17, 2002.

•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which, are located above.

•	Follow the simple instructions the voice provides you.

VOTE BY INTERNET – http://www.eproxy.com/brcd/ – QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12 p.m. (noon) (CT) on April 17, 2002.

•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which is located above, to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date you Proxy Card and return it in the postage-paid envelope we’ve provided or return it to Brocade Communications Systems, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	ELECTION OF DIRECTORS:
	NOMINEES: 01 – Gregory L. Reyes	FOR [ ]	WITHHELD [ ]

2.	Ratification of Arthur Andersen, LLP as independent auditors of Brocade Communications Systems, Inc. for the fiscal year ending October 26, 2002;	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	Approval of the option grant limitations contained in the 1999 Stock Plan for purposes of Section 162(m) of the internal Revenue Code of 1986;	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address change? Mark Box [ ] Indicate changes below	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.